UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2020

Bespoke Extracts, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52759	20-4743354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

323 Sunny Isles Boulevard, Suite 700

Sunny Isles Beach, FL 33160

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (855) 633-3738

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 5.02 is incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2020, Yaniv Rozen was appointed chief operating officer of Bespoke Extracts, Inc. (the “Company”).

Mr. Rozen, 38, has been working as a consultant for start-up companies in the e-commerce industry for the last 5 years.

On October 13, 2020, the Company entered into a consulting agreement with Mr. Rozen pursuant to which the Company engaged Mr. Rozen to serve as the Company’s chief operating officer on a consultant/independent contractor basis. Mr. Rozen may engage in other business activities while serving as the Company’s chief operating officer.

Pursuant to the consulting agreement, the Company will pay Mr. Rozen a fee of $3,000 per month.

The Company will also issue to Mr. Rozen shares of common stock, and increase such monthly fee, as follows:

•	Within five business day of the end of the fourth quarter of 2020, (i) if the Company’s average sales were at least $50,000 per month, for such quarter, the Company will issue to Mr. Rozen 500,000 shares of common stock; or (ii) if the Company’s average sales were at least $100,000 per month for such quarter, the Company will issue to Mr. Rozen 750,000 shares of common stock;

•	Within five business day of the end of the first quarter of 2021, (i) if the Company’s average sales were at least $100,000 per month for such quarter, the Company will issue to Mr. Rozen 750,000 shares of common stock, or (ii) if the Company’s average sales were at least $150,000 per month for such quarter, the Company will issue to Mr. Rozen 1,000,000 shares of common stock, and will increase Mr. Rozen’s fee to $5,000 per month effective commencing at the end such quarter;

•	Within five business days of the end of the second quarter of 2021, (i) if the Company’s average sales were at least $200,000 per month, for such quarter, the Company will issue to Mr. Rozen 1,500,000 shares of common stock, or (ii) if the Company’s average sales were at least $300,000 per month, for such quarter, the Company will issue to Mr. Rozen 2,000,000 shares of common stock; and

•	Within five business days of the end of the third quarter of 2021, (i) if the Company’s average sales were at least $300,000 per month, for such quarter, the Company will issue to Mr. Rozen 2,000,000 shares of common stock; or (ii) if the Company’s average sales were at least $500,000 per month, for such quarter, the Company will issue to Mr. Rozen 3,000,000 shares of common stock, and will increase Mr. Rozen’s fee to $7,000 per month effective commencing at the end such quarter.

The consulting agreement has a term of one year, which will automatically renew for additional one year periods, provided that either party may terminate the agreement at any time upon written notice.

In connection with the foregoing, the Company relied up on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

The foregoing description of the consulting agreement is qualified by reference to the full text of the agreement which is filed as an exhibit to the report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Consulting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bespoke Extracts, Inc.

Date: October 19, 2020	By:	/s/ Danil Pollack
Danil Pollack Chief Executive Officer